Exhibit 4.2
AMENDMENT NO. 7
TO
REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 7 dated as of July 18, 2007 (this "Amendment"), relating to the Loan Agreement referenced below, is by and among PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation (the "Borrower"), the Lenders from time to time parties thereto, and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as agent for the Lenders (in such capacity, the "Agent"). Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Loan Agreement (defined below).

W I T N E S S E T H

WHEREAS, a credit facility has been previously extended to the Borrower pursuant to the terms of that certain Revolving Credit, Term Loan and Security Agreement dated as of December 22, 2000, as amended (as such may be amended, restated, supplemented and/or modified from time to time, the "Loan Agreement") among the Borrower, the Lenders identified therein, and the Agent;

WHEREAS, the Borrower has requested that certain provisions of the Loan Agreement be amended; and

WHEREAS, the parties have agreed to amend the Loan Agreement as set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Amendment. Section 13.1 of the Loan Agreement is deleted in its entirety and replaced with the following:

“ 13.1 Term. This Agreement, which shall insure to the benefit of and shall be binding upon the respective successors and permitted assigns of Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until August 29, 2008 (the “Termination Date”) unless sooner terminated as herein provided. Borrower may terminate this Agreement at any time upon sixty (60) days’ prior written notice upon payment in full of the Obligations.”

2.    Representations and Warranties. The Borrower hereby represents and warrants in connection herewith that as of the date hereof (after giving effect hereto) (i) the representations and warranties set forth in Article V of the Loan Agreement are true and correct in all material respects (except those which expressly relate to an earlier date), and (ii) no Default or Event of Default has occurred and is continuing under the Loan Agreement.

3.    Acknowledgments, Affirmations and Agreements. The Borrower (i) acknowledges and consents to all of the terms and conditions of this Amendment and (ii) affirms all of its obligations under the Loan Agreement and the Other Documents.

4.     Loan Agreement. Except as expressly modified hereby, all of the terms and provisions of the Loan Agreement remain in full force and effect.

5.     Expenses. The Borrower agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of the Agent’s legal counsel.

6.     Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

7.     Governing Law. This Amendment shall be deemed to be a contract under, and shall for all purposes be construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	PERMA-FIX ENVIRONMENTAL SERVICES, INC.,
a Delaware corporation

By: /s/ Steven Baughman
Name: Steven Baughman
Title: CFO

LENDERS:	PNC BANK, NATIONAL ASSOCIATION,
in its capacity as Agent and as Lender

By:/s/Alex M. Council
Name: Alex M. Council
Title: Vice President

CONSENTED AND AGREED TO:

SCHREIBER, YONLEY AND ASSOCIATES, INC.
PERMA-FIX TREATMENT SERVICES, INC.
PERMA-FIX OF FLORIDA, INC.
PERMA-FIX OF MEMPHIS, INC.
PERMA-FIX OF DAYTON, INC.
PERMA-FIX OF FT. LAUDERDALE, INC.
PERMA-FIX OF ORLANDO, INC.
PERMA-FIX OF SOUTH GEORGIA, INC.
PERMA-FIX OF MICHIGAN, INC.
DIVERSIFIED SCIENTIFIC SERVICES, INC.
INDUSTRIAL WASTE MANAGEMENT, INC.
EAST TENNESSEE MATERIALS & ENERGY CORPORATION
PERMA-FIX OF MARYLAND, INC.
PERMA-FIX OF PITTSBURGH, INC.

By: /s/Steven Baughman
Name: Steven Baughman
Title: CFO
of each of the foregoing entities